Exhibit 99.1

Fresh Vine Wine, Inc. and Notes Live, Inc. Mutually Agree to Terminate Merger Agreement

CHARLOTTE, N.C., August 1, 2024 -- Fresh Vine Wine Inc. (NYSE American: VINE) (“Fresh Vine”) today announced it has agreed with Notes Live, Inc. to terminate their previously announced merger agreement, originally announced on January 29, 2024, pursuant to which Notes Live would have combined with, and become a wholly-owned subsidiary of, Fresh Vine. The merger agreement provided for termination rights, subject to certain exceptions, in favor of either party if the merger contemplated by the merger agreement was not consummated by a July 31, 2024 end date. Conditions to the closing of the merger were not satisfied as of the end date and Notes Live indicated its desire to terminate the transaction. Following discussions between Fresh Vine and Notes Live, the parties mutually agreed to terminate the merger agreement. Fresh Vine continues to hold the shares of Notes Live’s stock that it acquired earlier this year.

“While today’s announcement is unfortunate, I want to thank the Notes Live management team for their partnership over the last several months and, as a continuing shareholder of Notes Live, we wish them success for the future,” stated Michael Pruitt, CEO of Fresh Vine. “We intend to investigate our range of strategic options in a continued effort to seek to maximize value for Fresh Vine stockholders, which may include seeking to identify another combination opportunity.”

About Fresh Vine Wine, Inc.

Fresh Vine Wine, Inc. (NYSE American: VINE) is a producer of lower carb, lower calorie premium wines in the United States. Fresh Vine Wine positions its core brand lineup as an affordable luxury, retailing between $14.99 - $24.99 per bottle. Fresh Vine Wine’s varietals currently include its Cabernet Sauvignon, Chardonnay, Pinot Noir, Rosé, Sauvignon Blanc, Sparkling Rosé, and a limited Reserve Napa Cabernet Sauvignon. All varietals have been produced and bottled in Napa, California.

Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified using words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements regarding the timing or nature of future operating or financial performance or other events. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Among these risks and uncertainties are those set forth in Fresh Vine’s annual report on Form 10-K for the year ended December 31, 2023, and subsequently filed documents with the SEC. In addition to such risks and uncertainties, risks and uncertainties related to forward-looking statements contained in this press release include statements relating to Fresh Vine’s business and the pursuit of Fresh Vine’s strategic options, including seeking to identify another combination opportunity. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including without limitation: (i) uncertainties relating to Fresh Vine’s ability to identify a suitable combination partner within an appropriate timeline or at all, (ii) risks related to Fresh Vine’s continued listing on the NYSE American; (iii) the effect of the announcement of the termination of the merger agreement on Fresh Vine’s business relationships, operating results, business generally and reputation; (iv) the sufficiency of Fresh Vine’s cash and working capital to support continuing operations and efforts to pursue another strategic transaction; (v) uncertainties regarding other events and unanticipated spending and costs that could reduce Fresh Vine’s cash resources; (vi) Fresh Vine’s ability to obtain additional financing when and if needed to do so, and the dilutive impact of any such financing; (vii) the existence and outcome of any legal proceedings that may be instituted against Fresh Vine or its directors or officers related to the proposed merger transaction and the termination of the merger agreement; and (viii) the value or benefits that may be realized by Fresh Vine’s investment in Notes Live, Inc. A further description of the risks and uncertainties relating to the business of Fresh Vine is contained in Fresh Vine’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Fresh Vine cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read Fresh Vine’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and Fresh Vine undertakes no obligation to update or revise any forward-looking statements as a result of new information, future events or changes in its expectations.